UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 17, 2024

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota			001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

13200 Pioneer Trail	Eden Prairie	Minnesota		55347
(Address of Principal Executive Offices)				(Zip Code)

Registrant's telephone number, including area code   952-829-8600

______________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 18, 2024, Winnebago Industries, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and BMO Capital Markets Corp., as the initial purchasers (collectively, the “Initial Purchasers”), relating to the sale of $300.0 million in aggregate principal amount of the Company’s 3.250% convertible senior notes due 2030 (the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers a 13-day option to purchase up to an additional $50.0 million in aggregate principal amount of Notes (the “Option”).

On January 19, 2024, the Initial Purchasers notified the Company of their election to purchase an additional $50.0 million in aggregate principal amount of Notes pursuant to the Option. A total of $350.0 million in aggregate principal amount of Notes was issued by the Company to the Initial Purchasers on January 23, 2024.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

On January 23, 2024, the Company entered into an indenture relating to the issuance of the Notes (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at the annual rate of 3.250%, payable on January 15 and July 15 of each year, beginning on July 15, 2024, and will mature on January 15, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date. The Company will settle conversions in cash and, if applicable, shares of its common stock, based on the applicable conversion rate(s). The initial conversion rate for the Notes is 11.3724 shares of common stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $87.93 per share. The initial conversion price of the Notes represents a premium of approximately 30.0% over the $67.64 per share closing price of the Company’s common stock on January 18, 2024. The conversion rate will be subject to adjustment upon the occurrence of events specified in the Indenture but will not be adjusted for accrued and unpaid interest on any Note being converted. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) during the make-whole fundamental change conversion period (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by the number of additional shares described in the Indenture for a holder that elects to convert such holder’s Notes in connection with such make-whole fundamental change.

Holders of the Notes may convert their Notes prior to the close of business on the business day immediately preceding July 15, 2029, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2024 (and only during such calendar quarter), if the “last reported sale price” (as defined in the Indenture) per share of the Company’s common stock for each of at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the “conversion price” (as defined in the Indenture) for the Notes on each applicable trading day;
•	during the five consecutive business days immediately after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day;
•	upon the occurrence of specified corporate events described in the Indenture; or
•	if the Company calls such Notes for redemption.

On or after July 15, 2029, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert their Notes at any time regardless of the foregoing conditions.

The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after January 15, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If the Company undergoes a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right to require the Company to repurchase their Notes for cash at a repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest on such Notes to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture).

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes then outstanding to be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 3.250% Convertible Senior Notes due 2030, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Repurchase of 2025 Notes and Unwind of Convertible Call Spread Transactions

The Company has used approximately $295.0 million of the net proceeds of the offering to repurchase (the “Note Repurchases”) approximately $240.7 million aggregate principal amount of its 1.50% Convertible Senior Notes due 2025 (the “2025 Notes”) concurrently with the pricing of the offering in separate and individually negotiated transactions with certain holders of the 2025 Notes.

On October 29, 2019, in connection with issuing the 2025 Notes, the Company entered into convertible bond hedge transactions (the “Existing Hedge Transactions”) and warrant transactions (the “Existing Warrant Transactions,” and, together with the Existing Hedge Transactions, the “Existing Call Spread Transactions”) with certain financial institutions (the “Existing Option Counterparties”). In connection with the Note Repurchases, the Company entered into agreements with the Existing Option Counterparties to terminate a portion of the Existing Hedge Transactions and the Existing Warrant Transactions in notional amounts corresponding to the amount of 2025 Notes repurchased. In connection with such terminations, the Company received net proceeds from the Existing Option Counterparties equal to approximately $30.5 million, which it intends to use for general corporate purposes.

Concurrent Convertible Note Hedge Transactions and Warrant Transactions

On January 18, 2024, in connection with the pricing of the Notes, the Company entered into privately negotiated convertible bond hedge transactions (the “Base Hedge Transactions”) with Goldman Sachs & Co. LLC, Bank of Montreal and J.P. Morgan Securities LLC (the “Hedge Option Counterparties”). On January 19, 2024, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional convertible bond hedge transactions (the “Additional Hedge Transactions” and, together with the Base Hedge Transactions, the “Hedge Transactions”) with the Hedge Option Counterparties.

The Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce the potential dilution and/or offset any cash payments the Company is required to make in excess of the principal amount due, as the case may be, upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Hedge Transactions, which is initially $87.93 per share (subject to adjustment under the terms of the Hedge Transactions), corresponding to the initial conversion price of the Notes.

On January 18, 2024, the Company also entered into separate, privately negotiated warrant transactions (the “Base Warrant Transactions”) with Goldman Sachs & Co. LLC, Bank of Montreal and J.P. Morgan Chase Bank, National Association (the “Warrant Option Counterparties”) . On January 19, 2024, the Company entered into additional privately negotiated warrant transactions (the “Additional Warrant Transactions” and, together with the Base Warrant Transactions, the “Warrant Transactions”) with the Warrant Option Counterparties. Pursuant to the Warrant Transactions, the Company sold warrants at a higher strike price relating to the same number of shares of the Company’s common stock that initially underlie the Notes, subject to customary anti-dilution adjustments. The initial strike price of the warrants is $135.28 per share (subject to adjustment under the terms of the Warrant Transactions), which is approximately 100% above the last reported sale price of the Company’s common stock on January 18, 2024. The Warrant Transactions could have a dilutive effect to the Company’s stockholders to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Company used approximately $37.4 million of the net proceeds of the offering of the Notes to pay the cost of the Hedge Transactions (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the Warrant Transactions).

The Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Hedge Option Counterparties and the Warrant Option Counterparties, respectively, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Hedge Transactions or the Warrant Transactions.

The foregoing description of the Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the copies of the confirmations for the Hedge Transactions and the Warrant Transactions, which are attached as Exhibits 10.2 through 10.13 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Indenture and the Notes” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, on January 23, 2024, the Company issued $350.0 million aggregate principal amount of notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the Purchase Agreement. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

In addition, as described in Item 1.01 of this Current Report on Form 8-K, on January 18, 2024, the Company entered into the Base Warrant Transactions with the Warrant Option Counterparties, and on January 19, 2024, the Company entered into the Additional Warrant Transactions with the Warrant Option Counterparties. Pursuant to the Warrant Transactions, the Company issued warrants to the Warrant Option Counterparties relating to the same number of shares of the Company’s common stock initially underlying the Notes, with a strike price of $135.28 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the respective confirmations for the Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The offer and sale of the Notes and the warrants are not being registered under the Securities Act, or the securities laws of any other jurisdiction. Neither the Notes nor the warrants may be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Item 8.01	Other Events.

On January 17, 2024, and January 18, 2024, the Company issued press releases announcing the launch and pricing of the Notes offering, respectively.

In accordance with Rule 135c(d) under the Securities Act, copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated January 23, 2024, by and between Winnebago Industries, Inc. and U.S. Bank National Association.
4.2	Form of 3.250% Convertible Senior Note due 2030 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated January 18, 2024, by and among Winnebago Industries, Inc., and Goldman Sachs & Co. LLC and BMO Capital Markets Corp., as the initial purchasers.
10.2	Base Convertible Bond Hedge Confirmation, dated January 18, 2024, between Winnebago Industries, Inc., and Goldman Sachs & Co. LLC.
10.3	Base Convertible Bond Hedge Confirmation, dated January 18, 2024, between Winnebago Industries, Inc., and BMO Capital Markets Corp.
10.4	Base Convertible Bond Hedge Confirmation, dated January 18, 2024, between Winnebago Industries, Inc., and J.P. Morgan Securities LLC.
10.5	Additional Convertible Bond Hedge Confirmation, dated January 19, 2024, between Winnebago Industries, Inc., and Goldman Sachs & Co. LLC.
10.6	Additional Convertible Bond Hedge Confirmation, dated January 19, 2024, between Winnebago Industries, Inc., and BMO Capital Markets Corp.
10.7	Additional Convertible Bond Hedge Confirmation, dated January 19, 2024, between Winnebago Industries, Inc., and J.P. Morgan Securities LLC.
10.8	Base Warrant Confirmation, dated January 18, 2024, between Winnebago Industries, Inc., and Goldman Sachs & Co. LLC.
10.9	Base Warrant Confirmation, dated January 18, 2024, between Winnebago Industries, Inc., and BMO Capital Markets Corp.
10.10	Base Warrant Confirmation, dated January 18, 2024, between Winnebago Industries, Inc., and JPMorgan Chase Bank, National Association.
10.11	Additional Warrant Confirmation, dated January 19, 2024, between Winnebago Industries, Inc., and Goldman Sachs & Co. LLC.

10.12	Additional Warrant Confirmation, dated January 19, 2024, between Winnebago Industries, Inc., and BMO Capital Markets Corp.
10.13	Additional Warrant Confirmation, dated January 19, 2024, between Winnebago Industries, Inc., and JPMorgan Chase Bank, National Association.
99.1	Press release dated January 17, 2024
99.2	Press release dated January 18, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Cautionary Statement Regarding Forward-Looking Information

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to the impact of the notes offering and the related repurchase on our financial position and the dilution of our stockholders, general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage our inventory to meet demand; risk related to cyclicality and seasonality of our business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with our suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims; ability to protect our information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve our information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance (“ESG”) matters, and our ability to meet our commitments; impairment of goodwill and trade names; and risks related to our Convertible and Senior Secured Notes including our ability to satisfy our obligations under these notes. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winnebago Industries, Inc.

Date: January 23, 2024	By:	/s/ Stacy L. Bogart
	Name:	Stacy L. Bogart
	Title:	Senior Vice President, General Counsel, Secretary and Corporate Responsibility